                                                                     Exhibit 4.1

SERIES B PREFERRED SHARES                              SERIES B PREFERRED SHARES


Number                                      [LOGO]               Shares

 TGLP     THIS CERTIFICATE IS
          TRANSFERRABLE EITHER IN
          CHICAGO, IL OR IN NEW YORK, NY

                                             CUSIP 379302201
                                             SEE REVERSE FOR IMPORTANT NOTICE ON
                                             TRANSFER RESTRICTIONS AND OTHER
                                             INFORMATION

                              GLIMCHER REALTY TRUST

  A REAL ESTATE INVESTMENT TRUST FORMED UNDER THE LAWS OF THE STATE OF MARYLAND


THIS CERTIFIES that




is the owner of

      FULLY PAID AND NONASSESSABLE ___% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES, $.01 PAR VALUE PER SHARE, OF BENEFICIAL INTEREST OF Glimcher Realty Trust (the "Trust") transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Trust and Bylaws and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

      In Witness Whereof, the Trust has caused this Certificate to be executed on its behalf by the duly authorized officers.

Dated:

Countersigned and Registered:
      HARRIS TRUST AND SAVINGS BANK
            Transfer Agent and Registrar


By
      Authorized Signatory                      SECRETARY             PRESIDENT




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                                IMPORTANT NOTICE
                              GLIMCHER REALTY TRUST

      The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of beneficial interest of each class which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust, and amendments thereto, a copy of which will be sent without charge to each shareholder who so requests. Such request may be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

      The shares of beneficial interest represented by this Certificate are subject to restrictions on ownership and transfer and to requirements of notice and information for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). If the restrictions on ownership and transfer are violated, the preferred shares of beneficial interest represented hereby will automatically become Excess Shares (as defined in the Declaration of Trust of the Trust) which may be purchased by the Trust at its sole discretion. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, and any amendments thereto, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust as its principal office or to the Transfer Agent.



          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A
             CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.


      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT - ....................Custodian..................
                                                              (Cust)                            (Minor)
TEN ENT - as tenants by the entireties                        under Uniform Gifts to Minors
                                                              Act............................................
JT TEN  - as joint tenants with right                                              (State)
          of survivorship and not as
          tenants in common

    Additional abbreviations may also be used though not in the above list.


      FOR VALUE RECEIVED, ______________________ hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee
___________________
________________________________________________________________________________

________________________________________________________________________________
  (Please Print or Typewrite Name and Address, including zip code, of Assignee)

________________________________________________________________________________

________________________________________________________________________________


_______________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint
____________________________________________________ Attorney to transfer the said shares on the books of the Trust with full power of substitution in the premises.

Dated______________________

                                          ______________________________________
                                 NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
                                          WHATSOEVER.